UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2008
AMERICAN INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
70 Pine Street
New York, New York 10270
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 770-7000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the resignation, effective July 1, 2008, of Martin J. Sullivan as an officer and director of American International Group, Inc. (AIG) and its subsidiaries, AIG entered into a letter agreement with Mr. Sullivan. The letter agreement confirms that Mr. Sullivan’s resignation will be treated as a resignation for “Good Reason” under his employment agreement with AIG. Therefore, subject to his continuing compliance with restrictive covenants, Mr. Sullivan will be entitled to receive the benefits provided for in the employment agreement.
     In recognition of Mr. Sullivan’s 37 years of service, AIG reinstated outstanding restricted stock unit and long-term cash awards, resulting in continued vesting of those awards (other than awards for current performance periods, which will be prorated), and confirmed the continuation of its prior guarantee of AIG shares contingently allocated under the compensation plans provided by Starr International Company, Inc. through 2004 (the SICO shares). In addition, AIG approved early retirement under AIG’s nonqualified pension plans and agreed to provide Mr. Sullivan with an office and an assistant through December 31, 2008.
     Mr. Sullivan’s arrangements include severance of $15 million, a pro rata bonus of $4 million and the continued vesting of outstanding equity and long-term cash awards valued at approximately $28 million. This estimate of valuation includes the SICO shares, and is based on the closing price of AIG’s Common Stock on Monday, June 30, 2008 and performance at target levels for current performance periods. The amounts ultimately received by Mr. Sullivan for current performance periods will depend on AIG’s actual performance as measured under the respective plans.
     Benefits are subject to Mr. Sullivan’s continuing compliance with a number of restrictive covenants. Mr. Sullivan agreed that he will not compete with AIG, solicit certain employees of AIG or solicit certain clients of AIG for one year, and Mr. Sullivan also agreed that the benefits of continued vesting and exercisability of previously granted equity and long-term cash awards be subject to compliance with the employee non-solicit for an additional one year and the client non-solicit for an additional two years.
     The letter agreement with Mr. Sullivan is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 10.1	Letter Agreement between Martin J. Sullivan and AIG, dated June 30, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
(Registrant)

Date: July 1, 2008	By:	/s/ Kathleen E. Shannon
		Name:	Kathleen E. Shannon
		Title:	Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement between Martin J. Sullivan and AIG, dated June 30, 2008.